Exhibit 99.2

U.S. Department of Justice United States Attorney Northern District of Illinois

L. Heidi Manschreck Assistant United States Attorney	Dirksen Federal Courthouse 219 South Dearborn Street, Fifth Floor Chicago, Illinois 60604	Direct Line: (312) 469-6205 Fax: (312) 469-6198 E-mail: heidi.manschreck2@usdoj.gov

September 24, 2020

David Hoffman

Sidley Austin LLP

One South Dearborn

Chicago, Illinois 60603

david.hoffman@sidley.com

Re:	Power Solutions International, Inc.

Dear Mr. Hoffman:

The United States Attorney’s Office for the Northern District of Illinois (“the Office”) and Power Solutions International, Inc., on behalf of itself and its subsidiaries (“PSI” or the “Company”), enter into this Non-Prosecution Agreement (“Agreement”). PSI, pursuant to authority granted by its Board of Directors, agrees to certain terms and obligations as set forth below.

1. The Office enters into this Agreement based on the individual facts and circumstances presented by this case and relating to the Company, including:

(a) PSI is an Illinois-based company with headquarters in Wood Dale, Illinois. PSI manufactures and distributes engines and power systems for energy, industrial, and transportation end markets. From on or about May 28, 2013, through on or about April 18, 2017, PSI’s common stock was listed on the Nasdaq Stock Market, which is a national securities exchange;

(b) PSI cooperated extensively with the Office after it learned of the Office’s investigation, and has accepted responsibility for the conduct at issue in this matter – which involved revenue recognition fraud at the direction of certain former PSI senior executives between 2014 and 2016 and the use of materially false and misleading representations to PSI’s outside auditor and its shareholders, as further described in the attached Statement of Facts (Attachment A);

1.	The Office did not deem PSI eligible to receive voluntary disclosure credit because it concluded that PSI did not voluntarily and timely disclose to the Office the conduct described in the attached Statement of Facts. Certain former members of PSI management were involved in the conduct, while other former members of PSI management were aware of the conduct by March 2016 at the latest. In May 2016, the Company’s former Chief Operating Officer alleged fraud at PSI involving, among other things, the Company’s revenue recognition practices and provided these allegations to the PSI Board of Directors. In July 2016, the Audit Committee of PSI’s Board hired outside counsel and later an outside forensic accounting firm to conduct an independent investigation relating to these allegations. In August 2016, following PSI’s failure to timely file its Form 10-Q for the second quarter of 2016, the Securities and Exchange Commission (“SEC”) issued a document retention request to PSI, and shortly thereafter the Office opened an investigation. Upon learning of the SEC’s and this Office’s investigations, PSI took certain steps, including: (1) notifying the Office of the Audit Committee’s ongoing independent investigation and keeping the Office updated on the status and scope of that investigation; (2) beginning in early 2017, disclosing the results of that investigation to the Office promptly upon completion of the investigation; (3) making efforts to remove executives and employees involved in the conduct, as described below; and (4) implementing extensive remedial measures and operational improvements, as described below;

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PSI otherwise received full credit for its cooperation with the Office’s investigation, including: making the Company’s independent investigation counsel available for presentations regarding that investigation; voluntarily making employees available for interviews, proffers, and testimony; collecting, organizing, and producing voluminous documents; facilitating and encouraging witnesses to cooperate with the Office’s investigation; voluntarily waiving the attorney-client privilege and work product protection to provide additional information to the Office, including the results of its independent investigation and information related to certain subject matters that would otherwise reflect corporate counsel’s knowledge and communications; and providing to the Office all relevant facts apparently known to it, including information about the individuals involved in the conduct described in the attached Statement of Facts;

(c) PSI engaged in extensive remedial measures to address the conduct uncovered in its independent investigation, this Office’s investigation, and the SEC’s investigation, including the following:

1.	removing certain executives and employees who were either directly

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involved in the conduct as described below or failed to implement and execute internal control over financial reporting at the Company; as a result, as of June 2017, the senior leadership at PSI did not include any individuals who were involved in the conduct described in the Statement of Facts;

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retaining a new leadership team including a new Chief Executive Officer, Chief Financial Officer, Corporate Controller, Vice President of Internal Audit, Director of Financial Reporting, and Director of Accounting;

3.	appointing a new Chairman of the Board;

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making an effort to compensate the shareholder victims of the revenue recognition fraud described in the Statement of Facts by paying $8.5 million to settle a lawsuit brought by a shareholder class, as described further below;

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pursuant to the terms of its settlement with the SEC, as described further below, committing to full remediation of the deficiencies in its internal control over financial reporting that constituted material weaknesses identified in its Form 10-K filed May 16, 2019 by April 30, 2021, unless an extension is provided by the SEC, and to pay a $1.7 million fine; and

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making extensive operational improvements, including: (a) creating an internal control steering committee and a Vice President of Internal Audit position, which reports directly to the Audit Committee, to help prioritize and monitor internal control improvement efforts; (b) with the help of internal control experts, overhauling and enhancing internal controls and operational systems to improve the reliability of financial reporting, including by implementing a new sub-certification and periodic control validation process, a weekly transaction review process, and mandating CFO review and approval for material non-routine transactions; (c) implementing new and improved ethics, compliance, delegation of authority, and finance policies and training; and (d) meeting at least weekly with its external auditor to ensure an open and transparent relationship;

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(d) PSI resolved various shareholder lawsuits related to the conduct described in the Statement of Facts. In January 2017, the United States District Court for the Northern District of Illinois consolidated two putative class actions against PSI and appointed Richard Giunta as lead plaintiff. The consolidated case is captioned Giunta v. Power Solutions International, Inc., No. 1:16-cv-09599 (N.D. Ill.) (the “Giunta Action”). In May 2019, the court approved a final settlement of the Giunta action, which included an $8.5 million payment by PSI;

(e) although PSI’s compliance program was inadequate during the time period covered by the Statement of Facts, PSI has implemented various changes to improve its compliance program, including an improved whistleblower hotline reporting system, an improved Code of Business Conduct and Ethics designed to address the conduct described in the Statement of Facts, and compliance trainings of all employees. PSI is committed to continuing to enhance its compliance program, including ensuring that its compliance program satisfies the minimum elements set forth in Attachment B to this Agreement (Corporate Compliance Program);

(f) based on PSI’s extensive remediation thus far; the state of its compliance program; its commitment to full remediation as part of its settlement with the SEC, including its agreement to provide written certification to the SEC of full remediation, supported by evidence, and to hire an independent consultant to monitor and review the Company’s internal control over financial reporting in the event that PSI does not fully remediate its material weaknesses by April 30, 2021 and no extension has been provided by the SEC; and its agreement to report to the Office as set forth in Attachment C to this Agreement (Corporate Compliance Reporting), the Office determined that an independent compliance monitor is unnecessary;

(g) PSI has no prior criminal history;

(h) based on the Company’s current financial condition, cash flows, and future projections, along with substantial uncertainties related to the Company’s ability to maintain, extend, or refinance its current debt agreement and to access sufficient liquidity to fund its business activities, PSI has demonstrated it is not able, even with the use of a reasonable installment schedule, to pay a criminal monetary penalty in addition to its $8.5 million payment to settle a lawsuit brought by a shareholder class and its anticipated payment of $1.7 million as a civil penalty to the SEC, without seriously jeopardizing the Company’s continued viability; and

(i) PSI has agreed to continue to cooperate with the Office as set forth in Paragraph 5, below.

2. PSI agrees that it is responsible under United States law for the acts of its officers and employees as set forth in the attached Statement of Facts and that the facts described therein are true and accurate. PSI also acknowledges that the facts described in the attached Statement of Facts constitute a violation of law, specifically securities fraud, in violation of Title 18, United States Code, Section 1348.

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3. PSI agrees that it shall not, through present or future attorneys, officers, directors, employees, agents or any other person authorized to speak for PSI make any public statement, in litigation or otherwise, contradicting the acceptance of responsibility by PSI set forth above or in the facts described in the attached Statement of Facts. PSI agrees that if PSI issues a press release or holds any press conference in connection with this Agreement, PSI shall first consult the Office to determine (a) whether the text of the release or proposed statements at the press conference are true and accurate with respect to matters relating to this Agreement; and (b) whether the Office has any objection to the release.

4. PSI’s obligations under this Agreement shall have a term of three years from the date on which the Agreement is executed (the “Term”). PSI agrees that, in the event the Office determines, in its sole discretion, that PSI has knowingly violated any provision of this Agreement or is not in compliance with its obligations under this Agreement, an extension or extensions of the Term may be imposed by the Office, in its sole discretion, for up to a total additional time period of one year, without prejudice to the Office’s right to proceed as provided in the breach provisions of this Agreement below. Any extension of the Agreement extends all terms of this Agreement, including the terms of the reporting requirement in Attachment C, for an equivalent period. Conversely, in the event the Office finds, in its sole discretion, that there exists a change in circumstances sufficient to eliminate the need for the reporting requirement in Attachment C, the Agreement may be terminated early. In such event, PSI’s cooperation obligations described in Paragraph 5, below, shall survive until the date upon which all such investigations and prosecutions are concluded.

5. PSI shall cooperate fully with the Office in any and all matters relating to the conduct described in this Agreement and the attached Statement of Facts until the later of the end of the conclusion of the Term or the date upon which all investigations and prosecutions arising out of such conduct are concluded. At the request of the Office, PSI shall also cooperate fully with other domestic or foreign law enforcement and regulatory authorities and agencies in any investigation of PSI or any of its present or former officers, directors, employees, agents, and consultants, or any other party, in any and all matters relating to the conduct described in this Agreement and the attached Statement of Facts. PSI’s cooperation pursuant to this Paragraph and its sub-Paragraphs is subject to valid claims of attorney-client privilege or attorney work product doctrine (except to the extent that PSI has already waived privileges); however, PSI must provide to the Office a log of any information or cooperation that is not provided based on an assertion of privilege, and PSI bears the burden of establishing the validity of any such assertion. PSI agrees that its cooperation described in this Paragraph shall include, but not be limited to, the following:

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(a) PSI shall truthfully and in a timely manner disclose all factual information with respect to its activities, and those of its present and former directors, officers, employees, agents, and consultants, including any evidence or allegations and internal or external investigations, about which PSI has any knowledge and about which the Office may inquire. This obligation of truthful disclosure includes, but is not limited to, the obligation of PSI to promptly provide to the Office, upon request, any document, record or other tangible evidence about which the Office may inquire of PSI.

(b) Upon request of the Office, PSI shall designate knowledgeable employees, agents or attorneys to provide to the Office the information and materials described above on behalf of PSI. It is further understood that PSI must at all times provide complete, truthful, and accurate information.

(c) PSI shall use its best efforts to make available for interviews or testimony, as requested by the Office, present or former officers, directors, employees, agents, and consultants of PSI. This obligation includes, but is not limited to, sworn testimony before a federal grand jury or in federal trials, as well as interviews with domestic or foreign law enforcement and regulatory authorities. Cooperation shall include identification of witnesses who, to the knowledge of PSI, may have material information regarding the matters under investigation.

(d) With respect to any information, testimony, documents, records or other tangible evidence provided to the Office pursuant to this Agreement, PSI consents to any and all disclosures to other governmental authorities, including United States authorities and those of a foreign government, of such materials as the Office, in their sole discretion, shall deem appropriate.

6. In addition, during the Term, should PSI’s executives, directors, or officers learn of conduct related to the activities of PSI by its executives, directors, officers, or employees that could constitute a felony under U.S. federal law, PSI shall promptly report such conduct to the Office. On the date that the Term expires, PSI, by the Chief Executive Officer and the Chief Financial Officer of the Company, will certify to the Office that PSI has met its disclosure obligations pursuant to this Agreement. Each certification will be deemed a material statement and representation by PSI to the executive branch of the United States for purposes of 18 U.S.C. § 1001.

7. PSI represents that it has implemented and is continuing to implement improvements to its compliance and ethics program designed to prevent and detect violations of anti-fraud, reporting, and books and records provisions of federal securities laws throughout its operations, including those of its agents and joint ventures. The Company’s compliance program will include, but not be limited to, the minimum elements set forth in Attachment B (Corporate Compliance Program). In addition, PSI agrees that it will report to the Office annually during the Term

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regarding remediation and implementation of the compliance measures described in Attachment B. These reports will be prepared in accordance with Attachment C (Corporate Compliance Reporting).

8. In order to address any material deficiencies in its internal controls, policies, and procedures, PSI represents that it has undertaken, and will continue to undertake in the future, in a manner consistent with all of its obligations under this Agreement, a review of its existing internal controls, policies, and procedures regarding compliance with anti-fraud, reporting, and books and records provisions of federal securities laws. Where necessary and appropriate, PSI agrees to adopt a new compliance program, or to modify its existing one, including internal controls, compliance policies, and procedures, in order to ensure that PSI maintains an effective compliance program that incorporates relevant internal controls, as well as policies and procedures designed to effectively deter and detect violations of anti-fraud, reporting, and books and records provisions of federal securities laws. The compliance program will include, but not be limited to, the minimum elements set forth in Attachment B.

9. To date, PSI has paid $8,500,000 to settle a lawsuit brought by a class of shareholders who were victims of the conduct described in the Statement of Facts. In addition, PSI has agreed to pay $1,700,000 as a civil fine to the SEC, which may distribute some or all of the funds to victims. Nothing in this Agreement shall be deemed an agreement by the Office that these amounts cover the losses to the victims of the fraud described in the Statement of Facts or represent a loss calculation under the United States Sentencing Guidelines, and the Office is not precluded from arguing in any prosecution of an individual that the Court should impose restitution for the shareholder victims, and the amount of such restitution.

10. The Office is not requiring PSI to pay a criminal monetary penalty under this Agreement, which is conditioned on PSI paying the $1,700,000 civil fine to the SEC. The Office agrees that this disposition is appropriate given the facts and circumstances of this case, including the relevant considerations outlined in Paragraph 1, above. Nothing in this Agreement, however, shall be deemed an agreement by the Office that the civil fine to the SEC is the maximum penalty that may be imposed in any future prosecution, and the Office is not precluded from arguing in any future prosecution that the Court should impose any type or amount of monetary penalty, including a criminal fine, disgorgement or civil or criminal forfeiture. PSI acknowledges that no tax deduction may be sought in connection with the civil fine to the SEC in connection with this Agreement.

11. The Office agrees, except as provided herein, that it will not bring any criminal or civil case (except for criminal tax violations, as to which the Office does not make any agreement) against PSI relating to any of the conduct described in the attached Statement of Facts. To the extent there is conduct disclosed by PSI that does not relate to any of the conduct described in the attached Statement of Facts, such

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conduct will not be exempt from prosecution and is not within the scope of or relevant to this Agreement. The Office, however, may use any information related to the conduct described in the attached Statement of Facts against PSI: (a) in a prosecution for perjury or obstruction of justice; (b) in a prosecution for making a false statement; (c) in a prosecution or other proceeding relating to any crime of violence; or (d) in a prosecution or other proceeding relating to a violation of any provision of Title 26 of the United States Code. This Agreement does not provide any protection against prosecution for any future conduct by PSI or any of its present or former parents or subsidiaries. In addition, this Agreement does not provide any protection against prosecution of any individuals, regardless of their affiliation with PSI, or any of its present or former parents, or subsidiaries.

12. If, during the Term, (a) PSI commits any felony under U.S. federal law; (b) PSI provides in connection with this Agreement deliberately false, incomplete, or misleading information, including in connection with its disclosure of information about individual culpability; (c) PSI fails to cooperate as set forth in this Agreement; (d) PSI fails to implement a compliance program as set forth in this Agreement and Attachment B; or (e) PSI otherwise knowingly violates any provision of this Agreement, regardless of whether the Office becomes aware of such a breach after the Term is complete, PSI shall thereafter be subject to prosecution for any federal criminal violation of which the Office has knowledge, including, but not limited to, the conduct described in the attached Statement of Facts, which may be pursued by the Office in the U.S. District Court for the Northern District of Illinois or any other appropriate venue. Determination of whether PSI has breached the Agreement and whether to pursue prosecution of PSI shall be in the Office’s sole discretion. Any such prosecution may be premised on information provided by PSI or its personnel. Any such prosecution relating to the conduct described in the attached Statement of Facts or relating to conduct known to the Office prior to the date on which this Agreement was signed that is not time-barred by the applicable statute of limitations on the date of the signing of this Agreement may be commenced against PSI, notwithstanding the expiration of the statute of limitations, between the signing of this Agreement and the expiration of the Term plus one year. Thus, by signing this Agreement, the Company agrees that the statute of limitations with respect to any such prosecution that is not time-barred on the date of the signing of this Agreement shall be tolled for the Term plus one year. In addition, PSI agrees that the statute of limitations as to any felony violation of U.S. federal law that occurs during the Term will be tolled from the date upon which the violation occurs until the earlier of the date upon which the Office is made aware of the violation or the duration of the Term plus five years, and that this period shall be excluded from any calculation of time for purposes of the application of the statute of limitations.

13. In the event the Office determines that PSI has breached this Agreement, the Office agrees to provide PSI with written notice of such breach prior to instituting any prosecution resulting from such breach. Within thirty days of receipt of such notice, PSI shall have the opportunity to respond to the Office in

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writing to explain the nature and circumstances of such breach, as well as the actions PSI has taken to address and remediate the situation, which explanation the Office shall consider in determining whether to pursue prosecution of PSI.

14. In the event that the Office determines that PSI has breached this Agreement: (a) all statements made by or on behalf of PSI to the Office or to the Court, including the attached Statement of Facts, and any testimony given by PSI before a grand jury, a court, or any tribunal, or at any legislative hearings, whether prior or subsequent to this Agreement, and any leads or evidence derived from such statements or testimony, shall be admissible in evidence in any and all criminal proceedings brought by the Office against PSI; and (b) PSI shall not assert any claim under the United States Constitution, Rule 11(f) of the Federal Rules of Criminal Procedure, Rule 410 of the Federal Rules of Evidence, or any other federal rule that any such statements or testimony made by or on behalf of PSI prior or subsequent to this Agreement, or any leads or evidence derived therefrom, should be suppressed or are otherwise inadmissible. The decision whether conduct or statements of any current director, officer or employee, or any person acting on behalf of, or at the direction of, PSI will be imputed to PSI for the purpose of determining whether PSI has violated any provision of this Agreement shall be in the sole discretion of the Office.

15. PSI expressly acknowledges that the Office’s discretionary determinations under this Agreement, including in paragraphs 4, 11 and 13, are not subject to judicial or other review.

16. Except as may otherwise be agreed by the parties in connection with a particular transaction, PSI agrees that in the event that, during the Term, it undertakes any change in corporate form, including if it sells, merges, or transfers business operations that are material to PSI’s consolidated operations, as they exist as of the date of this Agreement, whether such change is structured as a sale, asset sale, merger, transfer, or other change in corporate form, PSI shall include in any contract for sale, merger, transfer, or other change in corporate form a provision binding the purchaser, or any successor in interest thereto, to the obligations described in this Agreement. The purchaser or successor in interest must also agree in writing that the Office’s ability to determine whether there has been a breach under this Agreement is applicable in full force to that entity. PSI agrees that the failure to include this Agreement’s breach provisions in the transaction will make any such transaction null and void. PSI shall provide notice to the Office at least thirty days prior to undertaking any such sale, merger, transfer, or other change in corporate form. The Office shall notify PSI prior to such transaction (or series of transactions) if it determines that the transaction(s) will have the effect of circumventing or frustrating the enforcement purposes of this Agreement. If at any time during the Term PSI engages in a transaction(s) that has the effect of circumventing or frustrating the enforcement purposes of this Agreement, the Office may deem it a breach of this Agreement pursuant to the breach provisions of this Agreement.

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17. This Agreement is binding on PSI and the Office but specifically does not bind any other component of the Department of Justice, other federal agencies, or any state, local or foreign law enforcement or regulatory agencies, or any other authorities, although the Office will bring the cooperation of PSI and its compliance with its other obligations under this Agreement to the attention of such agencies and authorities if requested to do so by PSI.

18. It is further understood that PSI and the Office may disclose this Agreement to the public.

19. This Agreement sets forth all the terms of the agreement between PSI and the Office. No amendments, modifications or additions to this Agreement shall be valid unless they are in writing and signed by the Office, the attorneys for PSI, and duly authorized representatives of PSI.

Sincerely,

JOHN R. LAUSCH, JR.
United States Attorney
Northern District of Illinois

Date:	September 24, 2020	BY:	/s/ Heidi Manschreck
L. Heidi Manschreck
Corey B. Rubenstein
Assistant U.S. Attorneys

AGREED AND CONSENTED TO:

POWER SOLUTIONS INTERNATIONAL, INC.

Date:	September 24, 2020	BY:	/s/ John P. Miller
JOHN P. MILLER
CEO
Power Solutions International, Inc.

Date:	September 24, 2020	BY:	/s/ David Hoffman
David Hoffman
Scott Lassar
Geeta Malhotra
Sidley Austin LLP
Counsel for Power Solutions International, Inc.

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ATTACHMENT A

STATEMENT OF FACTS

The following Statement of Facts is incorporated by reference as part of the Non-Prosecution Agreement (the “Agreement”) between the United States Attorney’s Office for the Northern District of Illinois (the “Office”), and Power Solutions International, Inc., on behalf of itself and its subsidiaries (“PSI” or the “Company”). Based on information available to PSI, including from its independent investigation, the Office’s investigation, and the U.S. Securities and Exchange Commission’s (the “SEC”) investigation, PSI hereby agrees and stipulates that the following information is true and accurate. PSI admits, accepts, and acknowledges that it is responsible for the acts of its officers and employees as set forth below.

PSI, Relevant Executives, and Relevant Entities

1. PSI is an Illinois-based company with headquarters in Wood Dale, Illinois. PSI manufactures and distributes engines and power systems for energy, industrial, and transportation end markets. Between 2014 and December 28, 2016 (the “relevant period”), PSI’s common stock was listed on the Nasdaq Stock Market, which is a national securities exchange. According to its 2015 Form 10-K, as of February 22, 2016, PSI had approximately 819 employees and contractors.

2. During the relevant period, Gary S. Winemaster was the Chief Executive Officer and Chairman of the Board of Directors of PSI. Winemaster owned approximately 35% of PSI’s stock and was the Company’s largest shareholder. Craig

M. Davis was PSI’s Vice President of Sales. Among other responsibilities, Davis supervised many of the Company’s sales representatives and sales contractors, including James F. Needham Davis reported to Winemaster. Needham was General Manager for Industrial, Heavy Duty Products at PSI and was responsible for sales of heavy-duty power systems for energy and industrial applications. Needham reported to Davis and Winemaster.

3. Company B was a Wyoming-based company that built generators, among other products. Company C was a Wyoming-based company that distributed and serviced generators. Company D was a Mississippi-based company that manufactured generators.

Revenue Recognition at PSI

4. When ordering products from PSI, a customer typically submitted a purchase order specifying the type and quantity of products being ordered, the requested delivery date, and the purchase price. The standard terms governing a purchase order were the terms listed in PSI’s distribution agreement with the customer. When PSI and the customer had not agreed to terms through a distribution agreement, the standard terms governing a purchase order were those listed on PSI’s website. For a particular transaction, a customer and PSI could agree to special terms that were different from the standard terms.

5. If PSI’s accounting personnel were not aware of special terms for a particular transaction, they would treat the transaction as governed by the standard terms for the customer. Based on those standard terms, once the product was shipped, a sale was posted to the Company’s general ledger, and PSI recognized the revenue from the sale as of that date.

6. The existence of certain special terms for a particular transaction, including rights to return products, rights to exchange products, discounts, and extended and indefinite payment terms, was material to the assessment by PSI’s Accounting Department of whether, and when, revenue could be recognized for the transaction.

Reporting Revenue to the Public

7. During the relevant period, PSI’s fiscal years were January 1 through December 31 of each year. For each fiscal year, the first quarter ended on March 31, the second quarter ended on June 30, the third quarter ended on September 30, and the fourth quarter ended on December 31.

8. Following the completion of each fiscal year, PSI prepared consolidated financial statements and submitted those statements to its outside auditor, Auditor A. Following the completion of each fiscal quarter, PSI provided interim financial information to Auditor A. During the relevant period, in management representation letters submitted quarterly to Auditor A, PSI’s management, including Winemaster, confirmed that, among other things, (i) there were no side agreements or other arrangements that had not been disclosed to Auditor A; (ii) PSI’s financial statements and financial information were presented in accordance with accounting principles generally accepted in the United States (“GAAP”); and (iii) to the best of their knowledge and belief, no events or transactions had occurred that would require recognition or disclosure in the prior year’s financial statements.

9. Following a review or audit, as applicable, by Auditor A, PSI reported its financial information to the investing public in periodic reports filed with the SEC. Among other metrics, PSI reported to the public the revenues the Company earned during the reporting period. In making such reports, the Company represented that its financial statements were prepared in accordance with GAAP.

Revenue Recognition Fraud

10. From 2014 to approximately December 28, 2016, PSI, through Winemaster, Davis, Needham and other PSI employees, participated in a scheme to defraud its shareholders and other investors in connection with PSI’s common stock listed on the Nasdaq Stock Market. Over the course of the scheme, PSI fraudulently inflated by millions of dollars the revenue the Company reported to the investing public in certain periods. In doing so, PSI deceived the Company’s shareholders and other investors about PSI’s financial health and performance.

11. PSI, through Winemaster, Davis, Needham, and other PSI employees, offered, caused to be offered, and agreed to special terms for certain transactions, and then knowingly and intentionally withheld and concealed those special terms from PSI’s Accounting Department. These terms included, but were not limited to, giving customers discounts, rights to return products, rights to exchange products, and extended and indefinite periods in which to pay for products. As a result, at the time of such transactions, PSI’s Accounting Department did not learn all of the terms of the transactions, causing PSI to recognize revenue for such transactions in periods for which some or all of the revenue should not have been recognized under GAAP, and to report fraudulently inflated revenues to the investing public.

12. PSI, through Winemaster and Davis, knowing that PSI’s customers had not agreed to accept delivery of certain products at certain times, and without the customers’ knowledge and consent, shipped products to customers and to warehouses so that records from the shipments fraudulently supported treating the transactions as sales in the periods during which they were shipped. As a result, PSI recognized revenue for the transactions in periods for which the revenue should not have been recognized under GAAP and reported fraudulently inflated revenues to the investing public.

13. PSI, through Winemaster, for the purpose of inducing Auditor A to certify and approve PSI’s financial information so that PSI could report its fraudulently inflated revenues to the investing public, knowingly submitted to Auditor A management representation letters that fraudulently confirmed that, among other things, (i) there were no side agreements or other arrangements that had not been disclosed to Auditor A; (ii) PSI’s financial statements and financial information were presented in accordance with GAAP; and (iii) to the best of his knowledge and belief, no events or transactions had occurred that would require recognition or disclosure in the prior year’s financial statements; knowing that these representations were false.

14. PSI, through Winemaster, Davis, and Needham, undertook various efforts to conceal the scheme, including: (a) renegotiating and modifying the special terms of transactions entered in prior periods for the purpose of creating false records to fraudulently support PSI’s accounting for the transactions; (b) knowingly creating and causing to be created documents that falsely described the terms of transactions to fraudulently support PSI’s accounting for those transactions; (c) knowingly making materially false statements and/or causing materially false and misleading statements to be made to Auditor A, for the purpose of fraudulently convincing Auditor A that PSI properly accounted for certain transactions; and (d) knowingly arranging and causing to be arranged new sales transactions by PSI’s customers, involving products that PSI knew had been delivered to the customers by PSI in earlier transactions pursuant to terms that had not been disclosed to PSI’s Accounting Department at the time of the earlier transactions, to fraudulently support PSI’s accounting for the earlier transactions.

15. For the purpose of executing the scheme, on February 26, 2016, PSI knowingly submitted to the SEC PSI’s Annual Report for fiscal year 2015 containing Company A’s consolidated financial statements and financial information on Form 10-K, which statements fraudulently reported to the investing public that PSI earned substantially more revenue in 2015 than PSI actually earned.

16. The Company’s 2015 Form 10-K included inflated revenues related to, among others, (a) an approximately $7.8 million transaction with Company D that was fraudulently recorded in the first quarter of 2015; (b) an approximately $10 million transaction with Company B that was fraudulently recorded in the second quarter of 2015; (c) an approximately $4.2 million transaction with Company B that was fraudulently recorded in the third quarter of 2015; and (d) an approximately $3 million transaction with Company C that was fraudulently recorded in the fourth quarter of 2015.

ATTACHMENT B

CORPORATE COMPLIANCE PROGRAM

In order to address any deficiencies in its internal controls, compliance code, policies, and procedures regarding compliance with anti-fraud, reporting, and books and records provisions of the federal securities laws (“Relevant Laws”), Power Solutions International, Inc. on behalf of itself and its subsidiaries (“PSI” or “the Company”) agrees to continue to conduct, in a manner consistent with all of its obligations under this Agreement, appropriate reviews of its existing internal controls, policies, and procedures.

Where necessary and appropriate, PSI agrees to modify its compliance program, including its system of internal controls, its Code of Business Ethics and Conduct, and its compliance policies and procedures, in order to ensure that it maintains (a) an effective system of internal accounting controls designed to ensure the making and keeping of fair and accurate books, records, and accounts; and (b) an effective compliance program that incorporates relevant internal accounting controls, as well as policies and procedures designed to effectively detect and deter violations of federal law. At a minimum, this should include, but not be limited to, the following elements to the extent they are not already part of the Company’s existing internal controls and compliance program.

High-Level Commitment

1. PSI will ensure that its officers, directors, and senior management provide strong, explicit, and visible support and commitment to its corporate policy against violations of Relevant Laws and its compliance program.

Policies and Procedures

2. PSI will develop and promulgate a clearly articulated and visible corporate policy against violations of the anti-fraud, reporting, and books and records provisions of the Relevant Laws, which policy shall be memorialized in written additions to its compliance program.

3. PSI will develop and promulgate compliance policies and procedures designed to reduce the prospect of violations of the Relevant Laws and the Company’s compliance program, and PSI will take appropriate measures to encourage and support the observance of ethics and compliance policies and procedures against violation of anti-fraud, reporting, and books and records provisions of the Relevant Laws by personnel at all levels of the Company. These policies and procedures shall apply to all directors, officers, and employees and, where necessary and appropriate, outside parties acting on behalf of and at the direction of the Company in a foreign jurisdiction, including but not limited to agents and intermediaries, consultants, representatives, distributors, contractors and suppliers, and joint venture partners (collectively, “authorized agents and business partners”). The Company shall notify all employees that compliance with the policies and procedures is the duty of individuals at all levels of the Company.

4. The Company will ensure that it has a system of financial and accounting procedures, including a system of internal controls, reasonably designed to ensure the maintenance of fair and accurate books, records, and accounts. This system should be designed to provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles.

Periodic Risk-Based Review

5. PSI will develop these compliance policies and procedures on the basis of a periodic risk assessment addressing the individual circumstances of the Company.

6. The Company shall review its policies and procedures related to anti- fraud, reporting, and books and records provisions of the Relevant Laws no less than annually and update them as appropriate to ensure their continued effectiveness, taking into account relevant developments in the field and evolving international and industry standards.

Proper Oversight and Independence

7. The Company will assign responsibility to one or more senior corporate executives of the Company for the implementation and oversight of the Company’s compliance program. Such corporate official(s) shall have the authority and obligation to report directly to independent monitoring bodies, including the Company’s Board of Directors, the Audit Committee of the Board of Directors, or the Vice President for Internal Audit, and shall have an adequate level of autonomy from management as well as sufficient resources and authority to maintain such autonomy.

Training and Guidance

8. The Company will implement mechanisms designed to ensure that its compliance program, including policies related to anti-fraud, reporting, and books and records provisions of the Relevant Laws, is effectively communicated to all directors, officers, employees, and, where necessary and appropriate, agents and business partners. These mechanisms shall include: (a) periodic training for all directors and officers, all employees in positions of leadership or trust, positions that require such training (e.g., internal audit, sales, legal, compliance, finance), and, where necessary and appropriate, agents and business partners; and (b) corresponding certifications by all such directors, officers, employees, agents, and business partners, certifying compliance with the training requirements.

9. The Company will maintain, or where necessary establish, an effective system for providing guidance and advice to directors, officers, employees, and, where necessary and appropriate, agents and business partners, on complying with the Company’s compliance program, including when they need advice on an urgent basis.

Internal Reporting and Investigation

10. The Company will maintain, or where necessary establish, an effective system for internal and, where possible, confidential reporting by, and protection of, directors, officers, employees, and, where appropriate, agents and business partners concerning violations of the anti-fraud, reporting, and books and records provisions of the Relevant Laws and those aspects of the Company’s compliance program related thereto.

11. The Company will maintain, or where necessary establish, an effective and reliable process with sufficient resources for responding to, investigating, and documenting allegations of violations of anti-fraud, reporting, and books and records provisions of the Relevant Laws, and violations of the Company’s compliance program.

Enforcement and Discipline

12. PSI will implement mechanisms designed to effectively enforce its compliance program, policies, and procedures, including appropriately incentivizing compliance and disciplining violations.

13. The Company will institute appropriate disciplinary procedures to address, among other things, violations of anti-fraud, reporting, and books and records provisions of the Relevant Laws and the Company’s compliance program by the Company’s directors, officers, and employees. Such procedures should be applied consistently and fairly, regardless of the position held by, or perceived importance of, the director, officer, or employee. The Company shall implement procedures to ensure that, where misconduct is discovered, reasonable steps are taken to remedy the harm resulting from such misconduct, and to ensure that appropriate steps are taken to prevent further similar misconduct, including assessing its internal controls and compliance program and making modifications necessary to ensure the overall compliance program is effective.

Third-Party Relationships

14. The Company will use appropriate risk-based due diligence and compliance requirements pertaining to the retention and oversight of all its authorized agents and business partners, including:

a. properly documented due diligence pertaining to the hiring and appropriate and regular oversight of agents and business partners;

b. informing agents and business partners of the Company’s commitment to abiding by anti-fraud, reporting, and books and records provisions of the Relevant Laws, and of the Company’s compliance program; and

c. seeking a reciprocal commitment from agents and business partners.

15. Where necessary and appropriate, the Company will include standard provisions in agreements, contracts, and renewals thereof with its authorized agents and business partners that are reasonably calculated to prevent violations of anti- fraud, reporting, and books and records provisions of the Relevant Laws, which may, depending upon the circumstances, include: (a) anti-fraud representations and undertakings relating to compliance with the Relevant Laws; (b) where appropriate and feasible, rights to conduct audits of the books and records of the agent or business partner to ensure compliance with the foregoing; and (c) rights to terminate an agent or business partner as a result of any breach of anti-fraud, reporting, or books and records provisions of the Relevant Laws, the Company’s compliance program, or the representations and undertakings related to such matters.

Mergers and Acquisitions

16. PSI will develop and implement policies and procedures for mergers and acquisitions requiring that the Company conducts appropriate risk-based due diligence on potential new business entities, including appropriate federal securities fraud due diligence by legal, accounting, and compliance personnel, or persons acting under their supervision.

17. PSI will ensure that the Company’s compliance program, policies, and procedures regarding anti-fraud, reporting, and books and records provisions of the Relevant Laws apply as quickly as is practicable to newly acquired businesses or entities merged with PSI and will promptly train the directors, officers, employees, agents, and business partners, consistent with Paragraph 8 above, on PSI’s compliance program.

Monitoring and Testing

18. PSI will conduct reviews and testing of its compliance program periodically, and at least once per reporting period, to evaluate and improve its effectiveness in preventing and detecting violations of anti-fraud, reporting, and books and records provisions of the Relevant Laws, taking into account relevant developments in the field and evolving industry standards.

ATTACHMENT C

REPORTING REQUIREMENTS

Power Solutions International, Inc. on behalf of itself and its subsidiaries (“PSI” or the “Company”), agrees that it will report to the Office periodically, at no less than twelve-month intervals during a three-year term, regarding remediation and implementation of the compliance program and internal controls, policies, and procedures described in Attachment B. During this three-year period, PSI shall: (1) conduct an initial review and submit an initial report, and (2) conduct and prepare at least two follow-up reviews and reports, as described below:

a. By no later than one year from the date this Agreement is executed, PSI shall submit to the Office a written report setting forth a complete description of its remediation efforts to date, its proposals reasonably designed to improve the Company’s internal controls, policies, and procedures for ensuring compliance with anti-fraud, reporting, and books and records provisions of the federal securities laws, and the proposed scope of the subsequent reviews. The report shall be transmitted to:

L. Heidi Manschreck

Assistant United States Attorney

U.S. Attorney’s Office for the Northern District of Illinois 219 South Dearborn Street

Chicago, IL 60604

PSI may extend the time period for issuance of the report with prior written approval of the Office.

b. PSI shall undertake at least two follow-up reviews and reports, incorporating the views of the Office on the Company’s prior reviews and reports, to

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further monitor and assess whether the Company’s policies and procedures are reasonably designed to detect and prevent violations of anti-fraud, reporting, and books and records provisions of the federal securities laws.

c. The first follow-up review and report shall be completed by no later than one year after the initial report is submitted to the Office. The second follow-up review and report shall be completed and delivered to the Office no later than thirty days before the end of the Term.

d. The reports will likely include proprietary, financial, confidential, and competitive business information. Moreover, public disclosure of the reports could discourage cooperation, impede pending or potential government investigations and thus undermine the objectives of the reporting requirement. For these reasons, among others, the reports and the contents thereof are intended to remain and shall remain non-public, except as otherwise agreed to by the parties in writing, or except to the extent that the Office determines in its sole discretion that disclosure would be in furtherance of the Office’s discharge of its duties and responsibilities or is otherwise required by law.

e. PSI may extend the time period for submission of any of the follow-up reports with prior written approval of the Office.

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